Exhibit 99.1

Feb 6, 2015

Presbia PLC Receives Approval to Begin Second Stage Enrollment In US FDA Pivotal Trial

DUBLIN, Ireland—(BUSINESS WIRE)— Presbia PLC (NASDAQ:LENS), an ophthalmic device company that has developed and is currently marketing the Presbia Flexivue Microlens™, a proprietary optical lens implant for treating presbyopia, announced today that it received approval from the United States Food and Drug Administration (FDA) to commence second stage enrollment in the pivotal trial of the Presbia Flexivue Microlens™. Subjects in stage one of the pivotal trial continue with the Microlens, and are actively being followed.

“With this approval, we will continue enrollment in our pivotal trial taking us one step closer towards gaining FDA approval of our product in the U.S.,” said Todd Cooper, President and CEO of Presbia. “Pending FDA approval, we intend to make the Presbia Flexivue Microlens™ commercially available to U.S. presbyopic patients to improve their near vision, and to reduce their dependency on reading glasses.”

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC

Monica Yamada, 323-860-4903

monica@presbia.com

Source: Presbia PLC

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